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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF FIBERCHEM, INC.

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             NAME                                              STATE OF INCORPORATION

    FCI Environmental, Inc. (formerly FCI Instruments, Inc.)       Nevada
    Fiberoptic Medical Systems, Inc. (inactive)                    Nevada
    Firebird Data Communications, Inc.                             Texas
    Intrex Data Communications Corp.                               British Columbia
    Pandel Mergerco, Inc.                                          Delaware
    PetroTester, Inc. (inactive)                                   New Mexico


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